SCHEDULE 14A{PRIVATE }
                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                             (Amendment No.     )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-
     6(e)(2)
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section240.14a-11(c) or Section240.14a-12

                  First Commerce Bancshares, Inc.
               (Name of Registrant as Specified in its Charter)


                  (Name of Person(s) Filing Proxy Statement
                        if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[X]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      4)  Proposed maximum aggregate value of transaction:

[ ]  Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1)  Amount Previously Paid:

      2)  Form, Schedule or Registration No.:

      3)  Filing Party:

      4)  Date Filed:

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 15, 1997


   NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of First Commerce Bancshares, Inc., a Nebraska corporation ("the Company"), will be held at the Country Club of Lincoln, 3200 South 24, Lincoln, Nebraska, on Tuesday, April 15, 1997, at 4:00 p.m. for the following purposes:

  1. To elect four Class III directors of the Company, each to serve for a term of three years, and to elect two New Class I directors of the Company, each to serve for a term of one year.

  2. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Holders of Class A and Class B Common Stock of record at the close of business on February 28, 1997, will be entitled to notice of the meeting; however, only holders of Class A Common Stock will be entitled to vote.

   The Board of Directors of the Company has authorized the solicitation of proxies by and on behalf of the Board of Directors. Information regarding the matters to be acted upon at the meeting is contained in the accompanying Proxy Statement.

   Unless you specify otherwise, the proxies will be voted for each of the proposals set forth above.

                                    By Order of the Board of Directors



                                    James Stuart, Jr.
                                    Chairman and Chief Executive Officer

Lincoln, Nebraska
March 14, 1997

A copy of the audited Annual Report of the Company for the year ended December 31, 1996, is enclosed. Such report is not incorporated in the Proxy Statement and is not deemed a part of the proxy soliciting material.

Please sign and date the enclosed proxy and return it promptly in the enclosed envelope if you do not expect to be personally present and if you wish your stock to be voted. You may revoke your proxy for any reason at any time before it is voted.

                         FIRST COMMERCE BANCSHARES, INC.
                                    NBC CENTER
                             LINCOLN, NEBRASKA  68501

   PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS TO
   BE HELD APRIL 15, 1997


   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Commerce Bancshares, Inc. ("the Company") for use at the Annual Meeting of Shareholders of the Company to be held April 15, 1997, or at any adjournments of said meeting. The enclosed form of proxy, if executed, may nevertheless be revoked at any time insofar as it has not been exercised. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with any directions noted thereon; or if no direction is indicated, it will be voted in favor of the proposals set forth in the notice attached hereto.

   The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of stock. In addition to the use of mails, proxies may be solicited by personal interview, by facsimile or by telephone. Copies of the Proxy Statement and proxy form will be first provided to shareholders on March 14, 1997.

                         VOTING SECURITIES OUTSTANDING

   As of February 28, 1997, the Company has outstanding 2,606,336 shares of Class A Common Stock. Each share of Class A Common Stock is entitled to one vote. Only holders of Class A Common Stock of record on February 28, 1997 will be entitled to vote at the Annual Meeting of Shareholders. A holder of Class A Common Stock is entitled to cumulate his or her votes in the election of directors and may give one or more candidates as many votes as the number of directors to be elected multiplied by the total number of shares owned by such shareholder. Under Nebraska law, there are no conditions precedent to the exercise of cumulative voting rights. On all other matters which may come before the meeting, each holder of Class A Common Stock will be entitled to one vote for each share owned.

   Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                             PRINCIPAL SHAREHOLDERS

   James Stuart and members of his family (and partnerships and corporations owned or controlled by the Stuart Family) have filed a Schedule 13-D with the Securities and Exchange Commission ("the Commission") indicating that the Stuart Family may be a "group" as that term is defined by the Exchange Act and the regulations promulgated by the Commission pursuant thereto. A table showing the names of the persons and entities included within the group identified in this Proxy Statement as the "Stuart Family" and showing the number of shares of the Company owned of record on February 28, 1997 by each member of the group is set forth on Exhibit A to this Proxy Statement. As of February 28, 1997, the Stuart Family owned a total of 1,559,232 shares, or 59.8% of the Company's shares of Class A Common Stock entitled to vote at the Annual Meeting.

   No other person is known by the Company to own of record or beneficially as much as 5% of the Common Stock of the Company.

                1.  ELECTION OF CLASS III AND CLASS I DIRECTORS

   The Board of Directors of the Company is divided into three classes, designated Class I, Class II and Class III, serving staggered three year terms. The Company's Articles of Incorporation require that such classes be as nearly equal in number of directors as possible. The terms of the Company's four current Class III Directors, Connie Lapaseotes, Kenneth W. Staab, James Stuart, and James Stuart, Jr., expire at the Annual Meeting.

   At the Annual Meeting, four Class III Directors are to be elected to serve three year terms ending in 2000 or until their respective successors are elected and qualified or their earlier death, resignation, or removal. Each of the four nominees presently serves as a Class III Director.

   At the Annual Meeting, two new Class I Directors are to be elected to serve a one year term ending in 1998 or until their respective successors are elected and qualified or their earlier death, resignation or removal.

   The Board of Directors recommends that Stockholders vote "FOR" the Company's nomnees as Class III and Class I Directors.

   Set forth below is information concerning the principal occupation or employment of each nominee for election as a Class III Director for the past five years, and the year each was first elected as a Director; and information concerning the principal occupation and employment of each nominee for election as a Class I Director for the past five years; similar information is included for all other members of the Board of Directors who will continue in office. The Company was organized in 1985 and acquired a controlling stock interest in Commerce Group, Inc., in 1985. Directors shown below to have been elected prior to 1985 were Directors of Commerce Group, Inc., prior to the organization of the Company.

                            NOMINEES FOR ELECTION AS
                              CLASS III DIRECTORS

                             TERM EXPIRING IN 2000

   CONNIE LAPASEOTES, Age 60. Mr. Lapaseotes has served as a Director of the Company since April of 1994. Mr. Lapaseotes serves as a General Partner in Lapaseotes Limited, Bridgeport, Nebraska. He is engaged in cattle feeding, ranching and farming.

   KENNETH W. STAAB, Age 55. Mr. Staab has served as a Director of the Company since April of 1994. Mr. Staab is a franchisee of Pizza Hut and Wendy's Restaurants in Nebraska, a business he operates from offices in Grand Island, Nebraska.

   JAMES STUART, Age 79. Mr. Stuart has served as a Director of the Company since 1973. Mr. Stuart is the Chairman of the Board of Stuart Management Company, a company engaged in the management of outdoor advertising companies in Nebraska and Illinois.

   JAMES STUART, JR., Age 54. Mr. Stuart has served as a Director of the Company since 1975. Mr. Stuart has served as Chairman of the Board and Chief Executive Officer of the Company since January of 1988. Prior to that time he had served as President and Chief Executive Officer of the Company since May of 1985. Mr. Stuart also serves as Chairman and Chief Executive Officer of National Bank of Commerce Trust and Savings Association, Lincoln, Nebraska, a subsidiary of the Company, and as a Director of each of the Company's other subsidiary banks, except for the First National Bank of West Point, Nebraska.


                   NOMINEES FOR ELECTION AS CLASS I DIRECTORS

                             TERM EXPIRING IN 1998

   WILLIAM CHARLES SCHMOKER, Age 30. Mr. Schmoker has served as an Assistant Vice President for Norwest Investment Management, Inc. since January 1995. Prior to that time, Mr. Schmoker served as a Trust Officer for Norwest Bank Minnesota, N.A. since 1992.

   JAMES STUART, III, Age 33. Mr. Stuart has served as Chairman and Chief Executive Officer of First Commerce Investors, a First Commerce wholly owned investment management subsidiary based in Lincoln, NE, since July 1996. Prior to that date, Mr. Stuart served as an investment consultant officed in Chicago, IL. Mr. Stuart provided consulting services to the company and others.

                          INCUMBENT CLASS II DIRECTORS

                             TERM EXPIRING IN 1999

   DAVID T. CALHOUN, Age 58. Mr. Calhoun has served as a Director of the Company since April of 1993. Mr. Calhoun is Chairman and Chief Executive Officer of Jacob North Printing Company, a commercial printing firm in Lincoln, Nebraska.

   JOHN C. OSBORNE, Age 57. Mr. Osborne has served as a Director of the Company since April of 1990. Mr. Osborne is the owner and President of Industrial Irrigation Services, Hastings, Nebraska, a wholesaler of engines for industrial and irrigation applications.

   SCOTT STUART, Age 50. Scott Stuart has served as a Director of the Company since 1978. Mr. Stuart is the Managing Partner of KJS Partnership which operates outdoor advertising businesses in Lincoln and Omaha, Nebraska, and Springfield, Illinois.

                          INCUMBENT CLASS I DIRECTORS

                             TERM EXPIRING IN 1998

   JOHN G. LOWE, III, Age 65. Mr. Lowe has served as a Director of the Company since April of 1992. Mr. Lowe is the owner of Lowe Investment Co., an investment firm in Kearney, Nebraska.

   RICHARD C. SCHMOKER, Age 56. Mr. Schmoker has served as a Director of the Company since 1977. Mr. Schmoker is an attorney and a partner with the firm of Faegre & Benson, Minneapolis, Minnesota.

   The following table sets forth information concerning the number of shares of Class A and Class B Common Stock of the Company beneficially owned as of February 28, 1997 by each director, nominee and certain executive officers, individually, and by all directors and executive officers of the Company as a group:

                        Number of                        Number
Name and Address        Class A           Percent of     Class B      Percent of
 of Beneficial Owner     Shares (1)        Class (2)      Shares(1)    Class (3)

Stuart L. Bartruff          300 (6)            *            2,500 (6)           *
Lincoln, Nebraska

David T. Calhoun          1,122                *           13,725 (7)          0.1%
Lincoln, Nebraska

Mark Hansen                   0                *       1,607.8776 (8)           *
Lincoln, Nebraska

Brad Korell                  84                *       2,888.6329 (9)           *
Lincoln, Nebraska

Connie Lapaseotes         1,000                *           32,778              0.3%
Bridgeport, Nebraska

John G. Lowe, III           346                *            1,784               *
Kearney, Nebraska

John C. Osborne           932 (5)              *            6,538 (5)           *
Hastings, Nebraska

Richard C. Schmoker 1,559,232 (4)           59.8%   6,192,634.9381(4)         56.6%
Minneapolis, Minnesota

William C. Schmoker 1,559,232 (4)           59.8%   6,192,634.9381(4)         56.6%
Minneapolis, Minnesota

Kenneth W. Staab          400                  *            3,600               *
Grand Island, Nebraska

James Stuart        1,559,232 (4)           59.8%   6,192,634.9381(4)         56.6%
Lincoln, Nebraska

James Stuart, Jr.   1,559,232 (4)           59.8%   6,192,634.9381(4)         56.6%
Lincoln, Nebraska

James Stuart, III   1,559,232 (4)           59.8%   6,192,634.9381(4)         56.6%
Lincoln, Nebraska

Scott Stuart        1,559,232 (4)           59.8%   6,192,634.9381(4)         56.6%
Lincoln, Nebraska

All Executive Officers
 and Directors
 (14 persons)       1,563,416               60.0%   6,258,056.4486            57.2%


*Less than one percent.

(1)Unless otherwise noted, all shares were held with sole investment and voting power.

(2)Based upon the 2,606,336 shares issued and outstanding and entitled to vote at the meeting.

(3)Based upon 10,940,651 shares of Class B Common Stock issued and outstanding.

(4)Includes 1,559,232 shares of Class A Common Stock and 6,192,634.9381 shares of Class B Common Stock owned by the Stuart Family. (See Exhibit A)

(5)Includes 675 shares of Class A Common Stock and 5,350 shares of Class B Common Stock owned by Industrial Irrigation Services; and 100 shares of Class B Common Stock owned by JPJ Limited Partnership, as to which shares Mr. Osborne shares in the investment and/or voting power.

(6)Includes 100 shares of Class A Common Stock and 400 shares of Class B Common Stock owned by Stuart Bartruff, Custodian Tyler James S. Bartruff; 100 shares of Class A Common Stock and 400 shares of Class B Common Stock owned by Stuart Bartruff, Custodian Blaine Bartruff; and 500 shares of Class B Common Stock owned by Jill Bartruff, as to which shares Mr. Bartruff shares in the investment and/or voting power.

(7)Includes 9,176 shares of Class B Common Stock owned by Leeco, Inc., as to which Mr. Calhoun shares in the investment and/or voting power.

(8)Includes 201.9535 shares of Class B Common Stock owned by Mark Hansen, Custodian Brian L. Hansen, 201.9535 shares of Class B Common Stock owned by Mark Hansen Custodian Catherine A. Hansen, and 1,000 shares of Class B. Common Stock owned by Laurie A. Hansen, as to which Mr. Hansen shares in the investment and/or voting power.

(9)Includes 2,858 shares of Class B Common Stock owned by Dianna K. Korell, as to which Mr. Korell shares in the investment and/or voting power.

(10)All information is as of February 28, 1997.

   James Stuart, Jr. and Scott Stuart are the sons of James Stuart; Richard C. Schmoker is the son-in-law of James Stuart. William C. Schmoker and James Stuart, III, are grandsons of James Stuart.

Committees and Meetings
-----------------------
   The Board of Directors of the Company has four committees - the Audit Committee, the Venture Capital Committee, the Compensation Committee, and the Loan Committee. The Audit Committee, which held 12 meetings in 1996, consists of three members, namely, Mr. Osborne, Mr. Staab, and Mr. Scott Stuart (ex officio/non voting). The Venture Capital Committee, which held no meetings in 1996, consists of Mr. James Stuart, Jr., Mr. Scott Stuart, and Mr. Calhoun. The Compensation Committee, which held two meetings in 1996, consists of three members, namely Mr. Schmoker, Mr. Calhoun, and Mr. Scott Stuart. The Loan Committee, which held 22 meetings in 1996 consists of four members, namely, Mr. James Stuart, Sr., Mr. James Stuart, Jr., Mr. Scott Stuart, and Mr. Schmoker.

   The function of the Audit Committee is to give additional assurance regarding the integrity of financial information used by the Board in making decisions and
the integrity of financial information distributed to outsiders.      The Audit
Committee reviews the audit plan with the independent auditors, including the fees, reviews the annual report and results of the examination, reviews the internal audit function, assists in the selection of independent auditors, and provides a communication link between the auditors and the Board of Directors.

   The purpose of the Venture Capital Committee is to review venture capital proposals and make recommendations to the Board of Directors.

   The Compensation Committee recommends salary levels for the executive officers of the Company.

   The Loan Committee serves as an oversight and approval authority for all FCB banks in the granting of credit for loans with an allocation exceeding $7,000,000. The Committee serves to review loans that represent the greatest exposure to the Company in terms of dollar volume.

   The Board of Directors of the Company held twelve meetings in 1996. No director was absent from more than twenty-five percent of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which he served.


Compliance with Section 16(a) of the Exchange Act
-------------------------------------------------

   Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers, directors and greater than 10% shareholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to beneficial ownership of the Company's equity securities. Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representations by any of them that no Form 5 was required, all Section 16(a) filing requirements applicable to the Company's Reporting Persons during and with respect to 1996 have been complied with on a timely basis.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation
----------------------------------------------
   The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the Company's chief executive officer and each of the three other most highly compensated executive officers of the Company whose compensation exceeded $100,000 (determined as of the end of the last fiscal year) for the fiscal years ended December 31, 1994, 1995 and 1996:

                           SUMMARY COMPENSATION TABLE
                                                                 All Other
                                  Annual Compensation           Compensation  (1)
                              ------------------------------   ------------------
     Name and
 Principal Position            Year       Salary      Bonus
-------------------            ----       -------    -------
James Stuart, Jr.
  Chairman and                  1996    $300,000     $100,000     $41,400
  Chief Executive               1995     300,000      100,000      34,548
  Officer                       1994     275,000      100,000      33,914

Brad Korell
  President,                    1996    $195,000      $65,406(2)  $31,025
  National Bank                 1995     185,000       57,406(2)   26,623
  of Commerce                   1994     170,000       60,406(2)   22,008
  Trust & Savings
  Association

Stuart L. Bartruff
  Exec Vice President           1996     140,000       34,294(2)  $19,160
  and Secretary                 1995     125,000       34,294(2)   14,357
                                1994     100,000       34,294(2)   29,391(3)
Mark Hansen
  Sr. Vice President            1996     140,000       49,731(2)  $22,211
  and Sr. Lending               1995     125,000       34,731(2)   17,904
  Officer, National             1994     100,000       34,731(2)   12,127
  Bank of Commerce

   (1)These amounts reported for 1996, 1995, and 1994, respectively, include contributions to the Company's (i) Defined Contribution Pension Plan - Mr. Stuart, Jr., $7,950, $7,950, and $7,950; Mr. Korell, $7,950, $7,950, and
   $7,950; Mr. Bartruff, $7,400, $6,575, and $4,902; Mr. Hansen $7,400, $6,575,
   and $4,902; (ii) Profit Sharing and Thrift Plan - Mr. Stuart, Jr., $13,300, $9,588, and 10,740; Mr. Korell, $16,750, $13,958, and $11,758; Mr. Bartruff,
   $11,760, $7,782, and $6,598; Mr. Hansen, $14,811, $11,329, and $7,225; and
   (iii) Supplemental Executive Retirement Plan - Mr. Stuart, Jr., $20,150, $17,010, and $15,224; Mr. Korell, $6,325, $4,715, and $2,300; Mr. Bartruff,
   $-0-, $-0-, and $-0-;  Mr. Hansen $-0-, $-0-, and $-0-.

(2)These amounts include the Company's contribution to a Deferred Compensation Plan for the individual named.

(3)Includes club dues and initiation fee of $17,891.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

   The following report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

   The Compensation Committee of the Company, and also the Compensation Committee of the Company's Subsidiary Bank, National Bank of Commerce Trust and Savings Association, is comprised of three members, David T. Calhoun, Richard Schmoker, and Scott Stuart. Each member of the Compensation Committee is a non-employee director. Decisions on the compensation of the Company's executives (including executives of the Company's Subsidiary Bank) are based on recommendations of the Compensation Committee and are reviewed and approved by the full Board.

   The Compensation Committee's executive compensation policies are designed to provide competitive compensation levels for the Company's chief executive officer and other highly compensated officers of the Company and its Subsidiary Bank. Significant consideration is given to the following criteria in determining appropriate levels of compensation:

  . Earnings and growth performance of the Company, both short and long term, as compared to peer group and industry averages.
  . Comparability of compensation packages with companies of similar size and complexity.
  .  General skill level and leadership ability of officers.
  . Longevity, loyalty, integrity, commitment to excellence and long term success of the Company.

   At present, the executive compensation program is comprised of salary, annual cash bonus, and certain qualified plans, including a Defined Contribution

Pension Plan, a Profit Sharing and Thrift Plan, and a Supplemental Executive Retirement Plan. Certain of the executive officers (i.e., Messrs. Korell, Hansen, and Bartruff) are provided a non-qualified deferred compensation plan designed to enhance long term commitment to the Company.

   Salaries for the 1996 year were set in December 1995 and cash bonuses were awarded to the executive officers in December 1996. The Company's total cash compensation to its executive officers, i.e. , the total of the salary plus cash bonus was based both on objective and subjective performance criteria. Objective factors reviewed by the Compensation Committee included a comparison of the Company's growth and profits over the last three years as compared to peer group and industry standards. Significant consideration was also given to the increase in the Company's stock price during the time period of 1987 through 1996. The foregoing objective factors are not included in a mathematical formula; rather, such factors are considered by the Compensation Committee together with subjective performance criteria in arriving at a recommended total cash compensation package for each officer. Subjective performance criteria encompass evaluation of each officer's initiative and contribution to overall corporate performance, the officer's managerial ability, and the officer's performance in any special projects that the officer may have undertaken. Although the Board in 1986 directed the President to investigate and recommend to the Board an incentive plan for key employees of the Company and its subsidiaries which would be either a stock bonus plan or a stock option plan, the Committee does not believe that such an incentive plan is necessary for the Company's chief executive officer. The Committee believes that James Stuart, Jr.'s significant ownership in the Company provides sufficient incentive. In 1993, the Company did adopt deferred compensation plans for Messrs. Korell, Hansen, and Bartruff, which plans will provide benefits to these officers if they continue to work for the Company for ten years or more.

   The only component of compensation of the executive officers, including Mr. Stuart, Jr., that is specifically and mathematically tied to objective performance criteria is the Company's contribution to the Profit Sharing and Thrift Plan. All salaried employees of the Company and its subsidiaries who have completed at least six months of service and who agree to contribute a percentage of their compensation to the Plan are participants in the Plan. Employees may elect to contribute up to 12% of salary. The Company's contribution is based on a percentage of the employee's contribution, depending upon the Company's profitability as a percentage of budgeted profitability.

DAVID T. CALHOUN            RICHARD C. SCHMOKER          SCOTT STUART


Stock Price Performance Graph
-----------------------------
   The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


   The graph below compares cumulative total return of the Company, the SNL Midwestern Bank Index, All NASDAQ US Stocks, and the SNL Bank Index.
                                          ~
                          ~F~IRST~COMMERCE~BANCSHARES,~INC.
                                          ~
                                          ~
                               ~STOCK PRICE PERFORMANCE

  In lieu of a graph the following table presents the stock price performance described above:

                                               Period Ending
                            -----------------------------------------------------------------
 Index                      12/31/91   12/31/92    12/31/93  12/31/94  12/31/95      12/31/96
                            --------   --------    --------  --------  --------      --------
First Commerce Bancshares,
 Inc.                          100.00   197.01      226.14     244.02    299.44        400.90
Nasdaq - total US              100.00   116.38      133.60     130.59    184.68        227.16
Banks (All)                    100.00   136.96      150.03     146.62    228.28        318.53
Banks ( Midwest)               100.00   129.11      134.90     130.38    192.66        262.11


NOTE:  Assumes $100 invested on 1/1/91.  Total return assumes reinvestment of dividends.  Figures are for illustration only.

Certain Transactions
--------------------
   During the course of the year, the Company's subsidiaries had, and intend to continue to have, banking transactions in the ordinary course of their business with their directors, some of whom are also directors of the Company and their associates. Such transactions, including loans, checking and savings accounts, were made in the ordinary course of business, were made on comparable credit terms, with similar interest rates and collateral as those prevailing at the time for other customers of the banks, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Director Compensation
---------------------

   Directors who are not employees of the Company or one of its subsidiaries received fees of $250.00 per month and $100 for each Audit Committee meeting attended in 1996. In January of 1997, Directors were paid a bonus of $1,500.00.

                              INDEPENDENT AUDITORS

   Deloitte & Touche, certified public accountants, served as auditors for the year 1996. It is anticipated that representatives of the firm will be present at the Annual Shareholders Meeting and will be provided the opportunity to make a statement, if they so desire, and it is expected that such representatives will be available to answer appropriate questions presented by any shareholder.


                                 OTHER MATTERS

   The Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters, discretionary authority to so do being included in each proxy.

                       PROPOSALS FOR 1998 ANNUAL MEETING

   Although the date for the Annual Stockholders meeting to be held in 1998 has not been set, the rules adopted by the Securities and Exchange Commission require that this statement disclose the date by which shareholders proposals must be received by the Company in order to be included in next year's Proxy Statement. According to those rules, a shareholder's proposal should be received by the Company at its office in the NBC Center, Lincoln, Nebraska, on or before November 15, 1997.

By Order of the Board of Directors



James Stuart, Jr.
Chairman and Chief Executive Officer



Lincoln, Nebraska
March 14, 1997


                                                             EXHIBIT A

                                                  Shares of First Commerce Bancshares, Inc.
                                                       Owned by the Stuart Family
                                                            February 28, 1997

                                              Class A Common Stock                   Class B Common Stock

                                            Number of   Percent of                  Number of   Percent of
 Registered Owner                            Shares (1)  Class (2)                   Shares (1)  Class (2)

James Stuart                                     1              *                   17,704              *
Helen Catherine Stuart                         ---            ---                    1,601              *
Catherine Stuart Schmoker                      ---            ---                   14,552              *
Richard C. Schmoker and
  Catherine S. Hunnewell,
  Trustee for Catherine S.
  Hunnewell                                    ---          ---                        867              *
Richard C. Schmoker and
  William C. Schmoker,
  Trustees for William C.
  Schmoker                                     ---            ---                      867              *
Richard C. Schmoker and
  Lisa Stuart Schmoker Hesdorffer,
  Trustees for Lisa Stuart
  Schmoker Hesdorffer                          ---            ---                      863              *
James Stuart, Jr.                              ---            ---                   10,382              *

James Stuart III                               ---            ---                      867              *
James Stuart, Jr.,
  Custodian for Robert
  David Stuart                                  98              *                      392              *
James Stuart, Jr.,
  Custodian for Carolyn
  Jean Stuart                                   98              *                      392              *
James Stuart III and
  Susan S. Seiler, Trustees
  for Susan S. Seiler                          ---            ---                      867              *
James Stuart III, Custodian for
  Megan Marie Stuart                            99              *                      396              *
James Stuart III, Custodian for
  James Stuart IV                              ---            ---                      500              *
  Leah Stuart                                  375 (5)          *                    1,500 (5)          *
Scott Stuart                                   595              *                   19,758 (4)          *
The Stuart Family
  Partnership                            1,553,166 (3)         59.6%             6,110,975 (3)       55.9%
Stuart Foundation                              ---            ---                      303 (6)        *
Catherine Marie Schmoker
  Family Foundation                            ---            ---                    2,427.9644 (7)    *
William C. Schmoker Family
  Foundation                                 1,600 (8)          *                      220.9737 (8)    *
Lisa Stuart Schmoker Family
  Foundation                                   ---            ---                    2,400 (9)         *
James Stuart III Family
  Foundation                                 1,600 (10)         *                      ---           ---
Susan Ann Stuart Family
  Foundation                                   ---            ---                    2,400 (11)        *
Lee Rankin Stuart Family
  Foundation                                 1,600 (12)           *                    ---           ---
William Scott Stuart, Jr.
  Family Foundation                           ---             ---                    2,400 (13)        *

            TOTAL                        1,559,232             59.8%             6,192,634.9381       56.6%


 *    Less than one percent.

(1) All shares are held by registered owner with sole investment and voting power unless otherwise noted.

(2) Based upon 2,606,336 shares of Class A Common Stock and the 10,940,651 shares of Class B Common Stock issued and outstanding.

(3) James Stuart, Helen Catherine Stuart, The Catherine Stuart Schmoker Family Partnership, The James Stuart, Jr. Family Partnership and The Scott Stuart Family Partnership share in the investment and/or voting power with respect to these shares by virtue of being partners in the Stuart Family Partnership. Catherine Stuart Schmoker and Richard C. Schmoker individually and Richard C. Schmoker, Catherine S. Hunnewell, James Stuart III, William C. Schmoker and Lisa Stuart Schmoker Hesdorffer as Trustees, share in the investment and/or voting power as to these shares by virtue of being partners in The Catherine Stuart Schmoker Family Partnership. James Stuart, Jr., individually and as custodian, Susan S. Stuart, individually, James Stuart III, individually and as Trustee and James Stuart, Jr., Susan
     S. Seiler and Lee Rankin Stuart as Trustees, share in the investment and/or voting power with respect to these shares by virtue of being partners in The James Stuart, Jr. Family Partnership. Scott Stuart individually and as Trustee, and Scott Stuart, Jr., and Mark Hayes Stuart as Trustees share in the investment and/or voting power with respect to these shares by virtue of being partners in The Scott Stuart Family Partnership.

(4) Includes 3,995 shares of Class B Common Stock held by the 401(k) Plan of Stuart Management Co. for the account of Mr. Scott Stuart and Regina Schirmer.

(5) James Stuart III shares in the investment and voting power with respect to these shares.

(6) James Stuart, Helen Catherine Stuart, Scott Stuart, James Stuart III and Regina Schirmer share in the investment and voting power with respect to these shares as a result of being Trustees of the Stuart Foundation.

(7) Catherine S. Hunnewell, Catherine Stuart Schmoker and Regina Schirmer share in the investment and voting power with respect to these shares as a result of being Trustees of the Foundation.

(8) William C. Schmoker, Catherine Stuart Schmoker and Regina Schirmer share in the investment and voting power with respect to these shares as a result of being Trustees of the Foundation.

(9) Lisa Stuart Schmoker Hesdorffer, Catherine Stuart Schmoker and Regina Schirmer share in the investment and voting power with respect to these shares as a result of being Trustees of the Foundation.

(10) James Stuart III, Susan S. Seiler, Lee Rankin Stuart and Barbara Stuart share in the investment and voting power with respect to these shares as a result of being Trustees of the Foundation.

(11) Susan S. Seiler, James Stuart III, Lee Rankin Stuart and Regina Schirmer share in the investment and voting power with respect to these shares as a result of being Trustees of the Foundation.

(12) Lee Rankin Stuart, James Stuart III, Susan S. Seiler and James Stuart, Jr. share in the investment and voting power with respect to these shares as a result of being Trustees of the Foundation.

(13) William Scott Stuart, Jr., James Stuart III and Tiffany A. Stuart share in the investment and voting power with respect to these shares as a result of being Trustees of the Foundation.